AMENDMENT NO. 22 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 22 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is hereby adopted as of the 17th day of June, 2020, by the undersigned Trustees.

WHEREAS, the Board of Trustees of American Century Investment Trust (the “Trust”) have determined that it is in the best interests of the Trust to add a new G Class for the series of shares titled Core Plus Fund (“New G Class of Shares”);

WHEREAS, the Board of Trustees have determined that it is in the best interests of the Trust to eliminate the T Class for the series of shares titled Core Plus Fund (“T Class of Shares”);

WHEREAS, pursuant to Article VIII, Section 8 of the Declaration of Trust, the Trustees wish to amend the Declaration of Trust to reflect these changes.

NOW, THEREFORE, BE IT RESOLVED, that the establishment of the New G Class of Shares and the elimination of the T Class of Shares are hereby approved, effective as of 1st day of August, 2020; and

FURTHER RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect the establishment of the New G Class of shares for the series of shares titled Core Plus Fund and the elimination of the T Class of Shares for the series of shares titled Core Plus Fund by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Remainder of page intentionally left blank; signature page to follow.]

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/ Tanya S. Beder                    /s/ Jeremy I. Bulow
Tanya S. Beder                    Jeremy I. Bulow

/s/ Anne Casscells                     /s/ Ronald J. Gilson
Anne Casscells                    Ronald J. Gilson

/s/ Frederick L. A. Grauer                /s/ Jonathan D. Levin
Frederick L.A. Grauer                    Jonathan D. Levin

/s/ Peter F. Pervere                     /s/ John B. Shoven
Peter F. Pervere                    John B. Shoven

/s Jonathan S. Thomas
Jonathan S. Thomas

SCHEDULE A

American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                         Class        Date of Establishment
Prime Money Market Fund                Investor Class        06/13/1993
A Class            06/01/1998
C Class            05/01/2001

Diversified Bond Fund                    Investor Class        08/01/2001
I Class            08/01/2001*
A Class            08/01/2001
C Class            05/08/2002
R Class            06/30/2005
R6 Class        06/28/2013
R5 Class        04/10/2017
Y Class            04/10/2017

U.S. Government Money Market Fund            Investor Class        08/01/2001
A Class            06/16/2015
C Class            06/16/2015
G Class            07/28/2017

High-Yield Fund                    Investor Class        05/08/2002
R5 Class        06/14/2004**
A Class            05/08/2002
C Class            05/08/2002
R Class            06/30/2005
R6 Class        06/28/2013
I Class            04/10/2017
Y Class            04/10/2017

Short Duration Inflation Protection Bond Fund        Investor Class        05/01/2005
R5 Class        05/01/2005**
A Class            05/01/2005
C Class            05/01/2005
R Class            05/01/2005
R6 Class        06/28/2013
I Class            04/10/2017
Y Class            04/10/2017
G Class            07/28/2017

NT Diversified Bond Fund                G Class            05/01/2006***

Core Plus Fund                        Investor Class        11/29/2006
R5 Class        11/29/2006**
A Class            11/29/2006
C Class            11/29/2006
R Class            11/29/2006
I Class            04/10/2017
G Class            08/01/2020

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Short Duration Fund                    Investor Class        11/29/2006
R5 Class        11/29/2006**
A Class            11/29/2006
C Class            11/29/2006
R Class            11/29/2006
I Class            04/10/2017
R6 Class        07/28/2017

Strategic Income Fund                    Investor Class        03/11/2014
R5 Class        03/11/2014**
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014
I Class            04/10/2017
Y Class            04/10/2017

Short Duration Strategic Income Fund            Investor Class        03/11/2014
R5 Class        03/11/2014**
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014
I Class            04/10/2017
Y Class            04/10/2017

Floating Rate Income Fund                Investor Class        03/11/2014
Institutional Class    03/11/2014
A Class            03/11/2014
C Class            03/11/2014
R Class            03/11/2014
R6 Class        03/11/2014

NT High Income Fund                    Investor Class        05/19/2017
G Class            05/19/2017***

High Income Fund                    Investor Class        08/02/2017
R5 Class        08/02/2017
A Class            08/02/2017
R6 Class        08/02/2017
I Class            08/02/2017
Y Class            08/02/2017

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

*    Formerly Institutional Class; name changed to I Class on 4/10/2017.
**    Formerly Institutional Class; name changed to R5 Class on 4/10/2017.
***    Formerly Institutional Class; name changed to G Class on 7/31/2017.

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